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                             DISTRIBUTION AGREEMENT


     AGREEMENT, made this 14th day of June, 2000, by and between Lifetime Achievement Fund, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland and Manarin Securities Corporation ("Distributor"), a Nebraska corporation.

     WHEREAS, the Distributor is a broker-dealer registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, the Fund is an open-end diversified investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 ("1940 Act"); and

     WHEREAS, the Fund proposes to offer for public sale shares of beneficial interest ("Shares"); and

     WHEREAS, the Fund desires the Distributor to act as distributor, on an agency basis, in offering the Shares of the Fund for sale to the public and Distributor desires to so act;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein and for other good and valuable consideration, receipt of which is acknowledged , the Fund and Distributor mutually agree that Distributor will provide distribution services for the Fund as follows:

     1. APPOINTMENT OF DISTRIBUTOR. The Fund hereby appoints Distributor and Distributor hereby accepts the appointment as the exclusive distributor of Fund Shares issued by the Fund on an agency basis.

     2. ACCEPTANCE OF APPOINTMENT. Distributor hereby accepts the appointment and agrees to use its best efforts to promote, offer for sale and sell the Shares of the Fund to the public on a continuous basis whenever and wherever it is legally authorized to do so. In so doing, Distributor shall conduct its affairs in accordance with the Conduct Rules of the NASD and all other applicable laws and regulations.

     3. PRICE OF SHARES. The price at which the Shares of the Fund may be sold to the public shall be the net asset value per share as determined in accordance with the provisions of the 1940 Act plus the applicable initial sales charge, if any, computed as set forth in the Fund's Registration Statement.


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     4. DISTRIBUTOR NOT AGENT IN CERTAIN CIRCUMSTANCES. Distributor is
authorized to enter into dealer agreements for the sale of Fund Shares with registered broker-dealers who are members of NASD. Distributor may also distribute Fund Shares directly through its own registered representatives. In either event, Distributor shall be responsible for the payment of any and all fees or commissions to such broker-dealers or representatives as set forth in paragraph 6. In making agreements with its salesmen, broker-dealers, financial institutions, and other institutions, organizations, and associations, the Distributor shall act only in its own behalf as principal and not as agent for the Fund. The Distributor shall be agent for the Fund only in respect to sales of the Fund's Shares.

     5. DISTRIBUTOR'S COMPENSATION. As compensation for all of its services provided and its costs assumed under this Agreement, Distributor shall receive the following forms and amounts of compensation:

                  (a) On sales of Shares of the Fund affected by or on behalf of the Distributor pursuant to the Agreement or any dealer sales agreement entered into by the Distributor for the distribution of the Shares, the Distributor shall receive the Sales Charge according to the schedule which is mutually agreed upon and designated from time to time in an effective Registration Statement for the Fund.

                  (b) The Fund shall reimburse the Distributor for actual out-of-pocket costs that are distribution-related expenses, as defined in the Fund's Distribution Plan ("Plan", a copy of which is attached hereto as Exhibit A and incorporated herein by this reference), incurred with respect to the Fund. Such reimburse-ments shall be subject to the following limitations:

                           (i) Expense reimbursement shall not exceed .25 percent of the average daily net assets of the Fund (as determined from time to time by resolution of the Board of Directors of the Fund as reflected from time to time in an effective Registration Statement for the Fund) on an annual basis.

                           (ii) At the end of each month (or at such other intervals as the Board of Directors of the Fund shall determine), the Distributor shall provide the Fund with an itemized list of distribution expenses actually incurred during the preceding month which are reimbursable under this Agreement and the Plan for which the Distributor desires to be reimbursed, and the Fund shall reimburse such costs. The Fund may, in any month, reimburse the Distributor for expenses in excess of one-twelfth (1/12) of the annual limitations of paragraph (b)(i) above, but in no event shall the total reimbursement made by the Fund in any fiscal year exceed the limitations of paragraph
         (b)(i).


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     6. ALLOCATION OF EXPENSES. Distributor shall be responsible for all costs and expenses incurred in its distribution of Fund Shares consisting of the following: (i) compensation and expenses of sales and marketing personnel of the Distributor; (ii) compensation (in addition to Sales Charges, if any) paid to registered representatives of Distributor and other broker-dealers that have entered into written dealer sales agreements with the Distributor; and (iii) compensation to financial institutions and other institutions, organizations and associations which have rendered assistance in the distribution of the Shares. The Fund shall pay for or cause to be paid all expenses, costs and fees incurred by the Fund which are not specifically assumed by the Distributor pursuant to this Distribution Agreement.

     7. FUND TO SUPPLY NET ASSET VALUE. The Fund shall determine in the manner provided by resolution of the Board of Directors of the Fund as reflected from time to time in an effective Registration Statement of Fund, and promptly furnish to the Distributor, a statement of the net asset value per share as often and at such times as the Board of Directors of the Fund shall be resolution determine, but not less than daily as of the close of business of the New York Stock Exchange on any business day on which the New York Stock Exchange is open for unrestricted trading. The net asset value shall become effective at such time and shall remain in effect during such period as may be stated in a statement thereof furnished to the Distributor by the Fund.

     8. ISSUANCE OF SHARES. The Fund shall not issue certificates representing Fund shares unless requested by a shareholder. If such request is transmitted through Distributor, the Fund will cause certificates evidencing the shares owned to be issued in the names and denominations as Distributor shall from time to time direct. Nothing herein shall prevent the Fund from issuing directly, without payment of any sales charge to Distributor, Fund Shares as a dividend or distribution to its shareholders or in a reorganization.

     9. MODIFICATION OF AGREEMENT. The terms and provisions of this Agreement, shall be modified automatically to conform with the requirements imposed by the 1940 Act and by the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. Otherwise, this Agreement may be modified only if the modification is approved either: (a) by action of a majority of the Fund's directors and by a majority of those directors of the Fund who are not interested or affiliated persons of the Distributor or officers of the Fund, or
(b) at a meeting by affirmative vote of the holders of or majority of the outstanding voting securities of the Fund.

     10. TERM AND RENEWAL. This Agreement shall take effect upon its execution. Thereafter, this Agreement shall continue in effect, unless sooner terminated as hereinafter


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provided, for one year periods so long as its continuance is approved by the
Fund's Board of Directors including the vote of a majority of the Fund's Board of Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval in accordance with the procedures and requirements of the 1940 Act. Notwithstanding the foregoing, this Distribution Agreement (and the Distribution
Plan) may be terminated at any time by a vote of a majority of disinterested Directors or by a vote of a majority of Fund shares voting at a duly called and authorized meeting of the Fund shareholders.

     11. ASSIGNMENT TERMINATES AGREEMENT. This Agreement shall automatically terminate in the event of its assignment, as defined in the 1940 Act.

     12. TERMINATION UPON NOTICE. Either party hereto shall have the right to terminate this Agreement without payment of a penalty upon sixty (60) days' written notice to the other party, which notice may be waived by such other party; termination by the Fund shall be effected by vote of a majority of the Fund's Board of Directors including a majority of the Fund's Board of Directors who are not parties to this Agreement or interested persons of any such party.

     13. INDEPENDENT CONTRACTOR. Distributor shall be deemed to be an independent contractor and shall be free to render to other similar or dissimilar services as those rendered under this Agreement.

     14. INFORMATION FURNISHED BY FUND TO UNDERWRITER. The Fund shall furnish the Distributor from time to time for use in connection with the registration of the Fund and its securities under the Federal securities laws and with the sale of its Shares, such information with the respect to the Fund and its Shares as the Distributor may reasonable request, all of which shall be signed by one or more the Fund's duly authorized officers. The Fund warrants that the statements containing any such information when so signed by its officers shall be true and correct in all material respects. The Fund shall also furnish the Distributor with any audits of its books and accounts made by independent public accountants; with a monthly itemized list of the securities in its portfolio; with monthly balance sheets as soon as practical after the end of each month; and from time to time with such additional information regarding its financial condition as the Distributor may reasonably request. The Fund shall cooperate fully in the efforts of the Distributor to perform its duties under this Agreement, and the Fund shall execute all documents reasonably necessary to enable registration of the Fund and its Shares under the Federal and State securities laws and to maintain such registration as current.

     15. REGISTRATION AND QUALIFICATION. In connection with the organization of the Fund and the offering of its Shares the Fund shall assume all expenses


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of preparation, registration and qualification of Shares of the Fund under
Federal and State laws and the filing of registration statements and copies of corporate documents, agreements and any other related documents; specifically the Fund shall pay all legal, county, registration and filing fees incident to such registrations and filings. During such organizational and initial offering, the Fund will also pay for the preparation and printing of Registration Statements, Prospectuses and Statements of Additional Information when such documents are distributed to persons who are not already shareholders of the Fund.

         16.      INDEMNITIES.

         (a) The Fund agrees to indemnify, defend and hold Distributor, its officers and directors and any person who controls Distributor within the meaning of Section 15of the Securities Act of 1933, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its officers and directors or any such controlling person may incur under the Securities Act of 1933, or under the common law or otherwise, arising out of or based upon any alleged untrue statements of a material fact contained in the Fund's Registration Statement and Exhibits, Prospectuses, or Statement of Additional Information or arising out of or based upon any alleged omission to state a material fact required to be stated in such documents or necessary to make the statements in them not misleading; provided, however, that this indemnity, to the extent that it might require indemnity of a person who is an officer or director or controlling person of Distributor and who is also a director or officer of the Fund, shall not inure to the benefit of such officer or director or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the Securities Act of 1933; and further provided that in no event shall anything herein contained be so construed as to protect Distributor (or its officers and directors or any controlling persons) against any liability to the Fund or its stockholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or negligence, in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. The Fund's agreement to indemnify Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon its being notified of any action brought against Distributor, its officers and directors or any such controlling person, such notification to be given by letter or telegram address to the Fund at its principal office in Omaha, Nebraska, and sent to it by the person against whom such action is brought, within ten (10) days after the summons or legal process shall have been serviced. The failure to so notify the Fund of any such action shall not relieve it


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          from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on the account of the indemnity contained in the this paragraph. The Fund will be entitled at its election, to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by the Distributor. In the event that the Fund does elect to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case Distributor does not approve of counsel chosen the Fund will reimburse Distributor, its officers and directors, or the controlling person named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by Distributor or them. The indemnification contained in this paragraph and the representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any Shares of the Fund hereunder. This indemnity will inure exclusively to Distributor's benefit, to the benefit of its successors, to the benefit of its officers and directors and their respective estates, and to the benefit of any controlling person and its successors. The Fund agrees promptly to notify Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issue and sale of its Shares.

         (b) The Distributor agrees to indemnify, defend and hold the Fund, its several officers and directors, and any person who controls the Fund within the meaning of the Section 15 of the Securities Act of 1933, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Fund, its officers or directors, or any such controlling person may incur under the Securities Act of 1933 or under the common law or otherwise; but only to the extent that such liability or expense incurred by the Fund, its officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained information furnished in writing by Distributor to the Fund for use in the Fund's Registration Statement and Exhibits, Prospectuses or Statement of Additional Information or shall arise out of or be based upon any alleged omission to stating material fact in connection with such information required to be stated in such document and necessary to make the statements in them not misleading. Distributor's agreement to indemnify the Fund, its officers and directors, and any such controlling person as aforesaid is expressly conditioned


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          upon Distributor being notified of any action brought against Fund, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Distributor at its principal office in Omaha, Nebraska, and sent to it by the person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served. Distributor shall have a right to control the defense of such action, with counsel of its own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on its part, and in any other event the Distributor or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. Failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Fund, it officers or directors, or to such controlling person by reason of such untrue statement or omission on Distributor's part otherwise than on account of its indemnity contained in this paragraph.

     17. LIMITATION OF LIABILITY OF FUND DIRECTORS. The Fund's Board of Directors and the shareholders of the Fund shall not be liable for any obligations of the Fund under this agreement, and Distributor agrees that, in asserting any rights of claims under this agreement, it shall look only to the assets and property of the Fund in settlement of such right or claim, and not to such Directors or shareholders.

     18. REGISTRATION AND QUALIFICATION OF DISTRIBUTOR. Distributor is registered and qualified as a broker-dealer with the U.S. Securities and Exchange Commission and the Securities Commission of the States where the Shares of the Fund will be offered, and is a member of the NASD. Distributor will comply with all Federal and State Securities laws applicable to the offer and sale of the securities into the operation and conduct of the business of a broker-dealer.

     19. INTERESTED PERSONS. Absent law or regulation to the contrary, neither this Agreement nor any transaction entered into pursuant hereto, shall be invalidated or in any way affected by the fact that the Fund's Board of Directors, officers or stockholders of the Fund are or may be interested persons of Distributor as directors, officer or stockholders or otherwise; or that directors, officers or stockholders of Distributor may be interested persons of the Fund as directors, officers, shareholders, or otherwise.

     20. NOTICES. Any notice under this Agreement shall be in writing and shall be addressed and delivered, or mailed, postage prepaid, to the other party's principal place of business, or to such other address as shall have been previously specified by written notice given to the other party.


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     21. GOVERNING LAW. This Agreement is executed and delivered in the State of
Nebraska and shall be governed by the laws of Nebraska without regard to Nebraska's conflicts of laws principles and the 1940 Act.

     22. DEFINITIONS. For the purpose of this Agreement, the terms "vote of the majority of the outstanding securities", "assignment", "affiliated person" and "interested person" shall have the respective meanings specified in the 1940 Act, as amended.

     23. This writing constitutes the entire Distribution Agreement between the parties and no conditions or warranties shall be implied herefrom unless expressly set forth herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day first above written.


                                            Manarin Securities Corporation
Attest:
/s/ Dixie Rohlfs                            /s/ Charles H. Richter

-----------------------------------         --------------------------------

                                            Lifetime Achievement Fund, Inc.
Attest:

/s/ Deloris E. Weidner                      /s/ Roland R. Manarin
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